FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 NABISCO, INC.
             (Exact name of registrant as specified in its charter)

               New Jersey                               13-1841519
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

           7 Campus Drive, P.O. Box 311, Parsippany, N.J. 07054-0311
           (Address of principal executive officers)      (Zip Code)

          If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [X]

          If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [ ]

Securities Act registration file number to which this form relates: 33-93214

       Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class              Name of each exchange on which
           to be so registered              each class is to be registered
           6 1/8% Notes due 2033,           New York Stock Exchange
           Putable/Callable
           February 1, 2003

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

Item 1.  Description of Registrant's Securities to be Registered.

The material set forth in the section captioned "Description of the Notes" in the Registrant's Prospectus dated January 15, 1998, filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2) on January 16, 1998, is incorporated herein by reference.


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Item 2.  Exhibits.

1.   Restated Certificate of Incorporation, incorporated herein by reference to
     Exhibit 3.1 to Amendment No. 1, filed on March 29, 1995, to the Registration Statement on Form S-4 of the Registrant, Registration No. 33-90224, filed on March 10, 1995 (the "Form S-4, Registration No. 33-90224").

2. Bylaws as amended through February 4, 1999, incorporated herein by reference to Exhibit 3.2 to the Form S-4, Registration No. 33-90224.

3. Form of the Registrant's 6 1/8% Note due 2033, Putable/Callable February 1, 2003.

4. Indenture, dated as of June 5, 1995, between the Registrant and Citibank, N.A. as trustee, incorporated herein by reference to Exhibit 4.1 of the Registration Statement on Form S-3 of the Registrant, Registration No. 33-93214, filed on June 7, 1995.

5. Third Supplemental Indenture, dated as of January 22, 1998, between the Registrant and Citibank, N.A. as trustee, incorporated herein by reference to Exhibit 1 of the Form 8-K of the Registrant filed on January 22, 1998.


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                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

January 12, 2000

                                 NABISCO, INC.


                                 By:  /s/ James A. Kirkman III
                                    -------------------------------------------
                                    James A. Kirkman III
                                    Executive Vice President, General
                                    Counsel and Secretary

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